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                                                                      Appendix A
                                                                      ----------

                                 STAPLES, INC.

            PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
                              ON JANUARY 21, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 OF THE COMPANY


     The undersigned, revoking all prior proxies, hereby appoint(s) Thomas G. Stemberg, John J. Mahoney and Charles C. Freeman, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of Staples, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on Thursday, January 21, 1999 at 2:00 p.m., local time, and at any adjournment thereof.

     In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR Proposals 1 and 2. Attendance of the undersigned at the meeting or any adjournments thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or affirmatively indicate the intent to vote in person.


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  SEE REVERSE                                                      SEE REVERSE
      SIDE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE
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[X]

Please mark
votes as in
this example

             MANAGEMENT RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1. To approve an amendment to the Company's Restated Certificate of Incorporation increasing the number of authorized shares from 500,000,000 to 1,000,000,000 shares.


     FOR                         AGAINST                         ABSTAIN

     [_]                           [_]                             [_]

2. To approve the amendment and restatement of the Company's 1990 Director Stock Option Plan.

     FOR                         AGAINST                         ABSTAIN

     [_]                           [_]                             [_]

     MARK HERE IF YOU PLAN TO ATTEND THE MEETING      [_]



     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [_]


     Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, please sign by authorized person.


Signature:                                    Date:
           --------------------------------        --------------------

Signature:                                    Date:
           --------------------------------        --------------------